Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Signs a Definitive Agreement for the Sale of the Consumer MEMS Microphone Business

Transaction will further transform Knowles into a premier industrial technology company
Updates Q3 Guidance and Provides Q4 revenue outlook for continuing operations

ITASCA, Ill., September 19, 2024 - Knowles Corporation (NYSE: KN) ("Knowles" or the "Company"), a leading global supplier of high performance electronics for demanding applications, including capacitors and radio frequency ("RF") filters, advanced medtech microphones, and balanced armature speakers, announced today that, following a thorough strategic review, it has entered into a definitive agreement to sell its Consumer MEMS Microphones ("CMM") business to Syntiant Corp ("Syntiant") for $150 million (the "Transaction").

The Transaction supports Knowles' continued transformation into an industrial technology company, consisting of its Precision Devices ("PD") and MedTech & Specialty Audio ("MSA") segments, primarily serving the aerospace, defense, medtech, industrial, and electrification markets. On a pro forma basis, the remaining Knowles businesses(a), inclusive of Cornell Dubilier’s full year results, had $560 million of revenue in 2023.

Knowles will receive $150 million in total consideration, subject to net working capital and other adjustments, consisting of $70 million in cash and $80 million in Syntiant preferred stock. Syntiant has received a customary debt financing commitment letter in connection with the Transaction and expects to raise additional funds through an equity financing. The closing of the Transaction, which is subject to certain regulatory approvals, third party consents, and other customary closing conditions, is expected to occur in the fourth quarter of 2024. Knowles intends to use the net cash proceeds from the sale of CMM to fund the paydown of debt and the repurchase of Company stock.

"After performing an in-depth strategic review, we believe this Transaction with Syntiant is the best outcome for our shareholders, employees, customers, and suppliers. The Transaction provides Knowles with the ability to protect the intellectual property of our market-leading Hearing Health business while maximizing value for shareholders," said Knowles Chief Executive Officer Jeffrey Niew. "Today's announcement represents another significant milestone in Knowles' transformation into a premier industrial technology company, building upon the success of our recent Cornell Dubilier acquisition."

Knowles today posted an investor presentation with further details which is also available at http://investor.knowles.com.

(a) Pro forma results do not include all required accounting adjustments associated with the disposition of the Consumer MEMS Microphones business. See reconciliation of Pro Forma results in the Appendix.

Third Quarter 2024 Guidance Update: Subject to Change
Knowles is updating its third quarter 2024 guidance to reflect the anticipated sale of the CMM business. Operating results for the CMM segment will be reported as discontinued operations beginning in the third quarter of 2024.

The forward looking guidance for the quarter ending September 30, 2024 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues from continuing operations	$139 to $143 million	—	$139 to $143 million
Diluted earnings per share from continuing operations	$0.10 to $0.14	$0.14	$0.24 to $0.28
Net cash provided by operating activities	$35 to $45 million	—	$35 to $45 million

Q3 2024 GAAP earnings per share from continuing operations are expected to include approximately $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, $0.02 per share in acquisition related costs, and $0.02 from differences related to the GAAP effective tax rate. These items are excluded from non-GAAP results.

Q3 2024 Net cash provided by operating activities is expected to include $5 million of cash provided by discontinued operations.
__________________________________________________________________________________________________
Q4 Revenue Outlook:

Q4 2024 revenue from continuing operations is expected to be in the range of $140 to $150 million.
__________________________________________________________________________________________________

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Advisors
Jefferies LLC served as exclusive financial advisor to Knowles and Sidley Austin LLP served as legal counsel.

About Knowles
Knowles is a market leader and global provider of high-performance capacitors and radio frequency ("RF") filtering products, and advanced micro-acoustic microphones and balanced armature speakers, serving the medtech, defense, electric vehicle, and industrial markets. Knowles' focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables us to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, please visit knowles.com.

About the CMM Business
Knowles' CMM business designs and manufactures micro-electro-mechanical systems microphones which enable voice control communications and superior audio recording for customers across the ear, compute, internet of things, and smartphone market segments.

About Syntiant
Syntiant is a leader in the development of low power edge AI speech, audio, sensor, and vision applications across a wide range of consumer and industrial use cases, from earbuds to automobiles. Current investors include Intel Capital, Microsoft’s M12, Applied Ventures, Robert Bosch Venture Capital, the Amazon Alexa Fund, and Atlantic Bridge Capital. For more information, please visit www.syntiant.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination of the Transaction; the possibility that various closing conditions associated with the Transaction may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining or adverse conditions contained in regulatory or other required approvals; unanticipated difficulties or expenditures relating to the Transaction; legal proceedings that may be instituted against Knowles and others following announcement of the Transaction; disruptions of current plans and operations caused by the announcement and pendency of the Transaction; potential difficulties in employee retention as a result of the announcement and pendency of the Transaction; the response of customers, distributors, suppliers and competitors to the announcement of the Transaction; incurrence of additional impairment charges and a significant charge to earnings due to future events or factors, such as the Company’s inability to realize expected synergies from its acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

APPENDIX: PRO FORMA FINANCIALS
(in millions, except per share amounts)
(unaudited)

Year Ended December 31, 2023
Knowles Corporation
Consolidated Revenues Reconciliation
Revenues	$707.6
(-) Revenues from discontinued operations	(256.2)
Revenues from continuing operations	451.4
+ Revenues from Cornell Dubilier prior to acquisition	108.4
Pro forma revenues from continuing operations	$559.8
4